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EXHIBIT 10.17

FIRST AMENDMENT TO COLLABORATION AGREEMENT

    THIS FIRST AMENDMENT TO THE COLLABORATION AGREEMENT (the "Amendment") is made and entered into effective as of May 18, 2001 (the "Amendment Effective Date"), by and between RIGEL PHARMACEUTICALS, INC., a Delaware corporation ("Rigel") having its principal place of business at 240 East Grand Avenue, South San Francisco, CA 94080 and NOVARTIS PHARMA AG, a Swiss corporation ("Novartis"), having its principal place of business at Lichtstrasse 35, CH-4002 Basel, Switzerland.

    WHEREAS, Rigel and Novartis entered into a Collaboration Agreement, made effective between such Parties as of 26th May, 1999 (the "Collaboration Agreement") regarding a collaborative research and commercialisation program for intracellular target molecules useful for treating or preventing human diseases; and

    WHEREAS, Rigel and Novartis desire to amend Section 2.3 of the Collaboration Agreement.

    NOW THEREFORE, in consideration of the premises and of the covenants contained herein and in the Agreement, the parties hereto mutually agree as follows:

    1.  The parties agree to amend the terms of the Collaboration Agreement as provided below. To the extent that the Collaboration Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Collaboration Agreement are contrary to or conflict with the following provisions. Where the Collaboration Agreement is not explicitly amended, the terms of the Collaboration Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Collaboration Agreement.

    2.  Section 2.3 of the Agreement is hereby replaced and superseded in its entirety by the following:

    "2.3 Number and Kind of Additional Programs of Research. The parties hereby acknowledge that the Commencement Date of the T-Cell Project, designated as a Joint Project, is the Effective Date of this Agreement. Novartis and Rigel further acknowledge that they have added to this Agreement two (2) additional Programs of Research prior to the first (1st) anniversary of the Effective Date: the B-Cell Project, designated as a Joint Project, and the Epithelial Cell Project, designated as an At-Novartis Project, respectively. Subject to Section 2.2, the parties will add to the Agreement: (A) one (1) additional Program of Research, being either (i) a Joint Project in the area of endothelial cell function in angiogenesis, if such Joint Project has a Commencement Date prior to July 31, 2001; or, in the event that such Joint Project does not have a Commencement Date prior to July 31, 2001, then (ii) another Program of Research, such other Program of Research to have its Commencement Date prior to November 30, 2001; and (B) a second additional Program of Research to the Agreement prior to November 30, 2001."

    3.  This Amendment will form an integral part of, and is governed by all other terms of, the Collaboration Agreement.

    4.  Except as expressly amended hereby, all terms and conditions of the Collaboration Agreement shall remain unchanged and in full force and effect.

    5.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their authorised officers as of the date and year first above written.

RIGEL PHARMACEUTICALS, INC.		NOVARTIS PHARMA AG
By:	/s/ Raul Rodriguez	By:	/s/ C. Asseo /s/ S. Stubs
Name:	Raul Rodriguez	Name:	Capucine Asseo S. Stubs
Title:	VP Business Dev.	Title:	Legal Counsel BD&L

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FIRST AMENDMENT TO COLLABORATION AGREEMENT